As filed with the Securities and Exchange Commission on September 26, 2022

File No. 024-11735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER

THE SECURITIES ACT OF 1933

LunaDNA, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

10070 Mesa Rim Road

San Diego, CA

Phone: (858) 299-4669

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, Delaware 19801

Phone: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Tishler, Esq.

Shane Killeen, Esq.

Sheppard Mullin Richter & Hampton LLC

12275 El Camino Real, Suite 100

San Diego, California 92130-4092

Phone: (858) 720-8900

7374	83-0631362
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

An offering statement on Form 1-A relating to these securities was filed with the Securities and Exchange Commission on December 2, 2021, and amended on Form 1-A/A filed with the Securities and Exchange Commission on each of June 6, 2022 and September 9, 2022. This “exhibits only” amendment to such offering statement is filed solely to include a revised opinion re legality as Exhibit 12a.

PART III – EXHIBITS

Index to Exhibits Number	Exhibit

2a*	Certificate of Formation of the Company, filed April 23, 2018 (incorporated by reference to Exhibit 2(a) to the Company’s Form 1-A filed on October 5, 2018)

2b*	Certificate of Amendment to the Certificate of Formation of the Company, filed September 25, 2018 (incorporated by reference to Exhibit 2(b) to the Company’s Form 1-A filed on November 5, 2018)

2c*	Amended and Restated Limited Liability Company Operating Agreement of LunaDNA, LLC, last amended November 23, 2020 (incorporated by reference to Exhibit 2(c) to the Company’s Form 1-A POS filed on November 24, 2020)

4a*	Form of Subscription Agreement, including form of LunaDNA Consent and form of Privacy Policy (incorporated by reference to Exhibit 4(a) to the Company’s Form 1-SA filed on September 30, 2020)

6a*	Amended and Restated Management Agreement, dated as of April 23, 2018, by and between LunaPBC, Inc. and the Company (incorporated by reference to Exhibit 6(a) to the Company’s Form 1-K filed on April 30, 2019)

11a*	Consent of Mayer Hoffman McCann P.C.

12a**	Opinion of Sheppard, Mullin Richter and Hampton LLP

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 26, 2022.

LunaDNA, LLC

By:	LunaPBC, Inc.
Its Manager

By:	/s/ Joe Beery
Joe Beery
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No.3 to Form 1-A has been signed by the following persons in the capacities indicated on September 26, 2022.

Signature	Title	Date

/s/ Joe Beery Joe Beery	Chief Executive Officer and Director of LunaPBC, Inc. (Principal Executive Officer and Principal Financial and Accounting Officer)	September 26, 2022

/s/ Robert Kain Robert Kain	Chairman of the Board of LunaPBC, Inc.	September 26, 2022